Exhibit 10.61

Lee P. Johnson
lee@dotvn.com

November 1, 2006

Mr. Thomas Johnson
Chief Executive Officer
Dot VN, Inc.
9449 Balboa Avenue, Suite 114
San Diego, CA 92123

RE: FORMATION OF IT.VN AND ASSIGNMENT OF RIGHTS

To the Board of Directors of Dot VN, Inc:

At the behest of the Board of Directors (the “Board”) of Dot VN, Inc. (“Dot VN” or the “Company”), I have agreed to serve as a founder and officer of a domestic Vietnamese company named IT.VN, JSC. (“IT.VN”) in order to facilitate the Company’s business plans in the Country of Vietnam.  As a holder (a “Holder”) of common stock, of IT.VN, a company formed under the authority of the City of Hanoi, and consistent with the requirements of my fiduciary duties as an officer and director of Dot VN, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned agrees to irrevocably assign all right, title and interest in IT.VN to Dot VN.

 In accordance with the terms and conditions hereof, the undersigned agrees to represent the Company in the management and operation of IT.VN, subject to the direction of the Board, until the earlier of his resignation, termination or replacement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into the agreement set forth herein, and that, upon request, the undersigned will execute any additional documents necessary in connection with enforcement hereof.

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Exhibit 10.61

This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to its conflicts of laws principles.

This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.  This letter agreement may be executed by facsimile signatures.

Very truly yours,

/s/	Lee P. Johnson
Name:	Lee P. Johnson

Accepted, Acknowledged and Agreed to by:

Dot VN, Inc.

By:	/s/ Thomas Johnson
Name:	Thomas Johnson
Title:	Chief Executive Officer and Director

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